United States 12 Month Natural Gas Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(673,990)
Unrealized Gain (Loss) on Market Value of Futures	3,512,820
Dividend Income	414
Interest Income	717
ETF Transaction Fees	1,400
Total Income (Loss)	$2,841,361

Expenses
General Partner Management Fees	$27,532
Brokerage Commissions	1,571
NYMEX License Fee	550
Non-interested Directors' Fees and Expenses	372
Prepaid Insurance Expense	164
Other Expenses	8,541
Total Expenses	38,730
Expense Waiver	(3,034)
Net Expenses	$35,696
Net Income (Loss)	$2,805,665

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$40,845,566
Additions (300,000 Units)	5,441,108
Net Income (Loss)	2,805,665

Net Asset Value End of Month	$49,092,339
Net Asset Value Per Unit (2,650,000 Units)	$18.53

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612